UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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ExpressJet Holdings, Inc.

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September 22, 2010

Dear ExpressJet employees:

I would like to update you regarding our progress and the remaining steps to closing the merger we announced in early August between ExpressJet, SkyWest, Inc. and SkyWest’s wholly-owned subsidiary, Atlantic Southeast Airlines.

STEPS COMPLETED

On September 13, the Federal Trade Commission advised that it granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act with respect to the proposed merger. This decision allows us to continue moving forward toward closing. From a regulatory perspective, our application for approval of the merger before the Department of Transportation is pending and we expect approval will be granted this month. We also filed a preliminary proxy statement with the Securities and Exchange Commission earlier this month and plan to file a definitive proxy statement in late September requesting that ExpressJet stockholders approve the proposed merger.

REMAINING STEPS

If a majority of the stockholders of record vote to approve the proposed merger at the special stockholders meeting, then we will take the remaining steps needed to close the merger. At this time, we believe closing will occur sometime during fourth quarter 2010.

WHAT WE KNOW

You are doing a great job. Because of your dedication and professionalism, the airline is performing extremely well. Through September 21, our controllable completion rate is 99.91%, while 77.82% of our flights are departing on-time. Some will say our performance is due to good weather; however, even the best of weather does not produce this level of performance unless everyone in the airline is doing their job and working together. I was on a trip recently and the inbound flight was running behind due to ATC out of the hub. As the aircraft approached the gate the outbound crew went down on the jet bridge with the station agent so they could get a jump on the crew change activities. When we got to the hub the next outbound crew was helping the station agents distribute bags in the jet bridge so customers could make their connections. While this was only one flight out of the thousand plus we perform each day, it reflects the dedication of the whole team.

Annual Enrollment for health and welfare benefits will open in early November and the choices you make will be honored post closing. Atlantic Southeast plans to continue the health and welfare benefits offered during 2010 and provide a 75/25 split with the company bearing a minimum of 75% of the cost. Please watch employee communications for specific details regarding your health and welfare benefits so that you can enroll during the annual window.

For planning purposes, Atlantic Southeast indicated the following regarding operations and locations.

•

Once the transaction closes, work will immediately begin to combine the two carriers operations under a single operating certificate. The goal is to complete the process within 12 to 14 months post closing.

•	Current crew bases, CLE, EWR, IAH, ORD, will remain open post closing with possible staffing adjustments within each base to accommodate aircraft scheduling managed by our partners.

•	Current maintenance bases will remain open during the transition to a single operating certificate.

•	The System Operations Coordination Center will remain in Houston through at least June 30, 2011 and will be evaluated as the carriers work to merge into a single operating certificate.

Flight privileges will depend on changes Continental and United make as they merge into the world’s largest airline. As part of the Continental/United merger, we expect changes to the travel programs that will flow through to the regional partners. While I expect some changes to the programs, I can assure you that both Atlantic Southeast and ExpressJet’s Human Resources teams understand the value of flight privileges to our employees.

In closing I would like to say thank you to everyone for their continued dedication to ExpressJet and your commitment to providing our customers with a safe, professional experience every time they fly.

Kindest regards,

Tom Hanley

President and Chief Executive Officer

Important Information for Investors and Stockholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The transaction will be submitted to the stockholders of ExpressJet Holdings, Inc. (“XJT”) for their approval.

In connection with the transaction, XJT filed a preliminary proxy statement with the Securities and Exchange Commission (“SEC”) on September 2, 2010. A definitive proxy statement will also be mailed to stockholders of XJT. XJT and SkyWest, Inc. (“SKYW”) also plan to file other documents with the SEC regarding the transaction.

INVESTORS AND SECURITY HOLDERS OF EXPRESSJET ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT XJT AND THE TRANSACTION.

Investors and stockholders will be able to obtain free copies of the proxy statement and other documents containing important information about XJT and SKYW, once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by XJT will be available free of charge on XJT’s website at www.expressjet.com under the tab “Investors” or by contacting XJT’s Investor Relations Department at (832) 353-1409. Copies of the documents filed with the SEC by SKYW will be available free of charge on SKYW’s website at www.skywest.com under the tab “Invest” or by contacting SKYW’s Investor Relations Department at (435) 634-3203. None of the information included on any web site maintained by XJT, SKYW or any of their affiliates, or any other Internet web site linked to any such web site, is incorporated by reference in or otherwise made a part of this communication.

XJT, SKYW and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of XJT in connection with the transaction. Information about the directors and executive officers of XJT is set forth in its proxy statement for its 2010 annual meeting of stockholders, which was filed with the SEC on April 2, 2010. Information about the directors and executive officers of SKYW is set forth in its proxy statement for its 2010 annual meeting of stockholders, which was filed with the SEC on March 12, 2010. These documents can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, in the transaction will be contained in the proxy statement and other relevant materials to be filed with the SEC.

Forward Looking Statements

This communication contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 that are not limited to historical facts, but reflect XJT’s and SKYW’s current beliefs, expectations or intentions regarding future events. Words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, XJT’s and SKYW’s expectations with respect to the synergies, costs and other anticipated financial impacts of the transaction; future financial and operating results of the combined company; the combined company’s plans, objectives, expectations and intentions with respect to future operations and services; approval of the transaction by stockholders and by governmental regulatory authorities; the satisfaction of the closing conditions to the transaction; and the timing of the completion of the transaction. No assurance can be given that the transaction will be completed or that completion will not be delayed.

All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of XJT and SKYW and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to, (1) the possibility that the transaction is delayed or does not close, including due to the failure to receive required stockholder or regulatory approvals, the taking of governmental action (including the passage of legislation) to block the transaction, or the failure of other closing conditions, and (2) the possibility that the expected synergies will not be realized, or will not be realized within the expected time period, because of, among other things, the progress of the merger between Continental Airlines, Inc. and United Air Lines, Inc., global economic conditions, competitive actions taken by other airlines, terrorist attacks, natural disasters, difficulties in integrating the two airlines, the willingness of customers to travel by air, actions taken or conditions imposed by the U.S. and foreign governments or other regulatory matters, excessive taxation, further industry consolidation and changes in airlines alliances, the availability and cost of insurance and public health threats.

XJT and SKYW caution that the foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in XJT’s and SKYW’s most recently filed Annual Reports on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings. All subsequent written and oral forward-looking statements concerning XJT, SKYW, the transaction or other matters and attributable to XJT, SKYW or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Neither XJT nor SKYW undertakes any obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof.